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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Community Health Systems, Inc. on Form S-3 of our reports dated February 25, 2004, (the report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the Company changing its method of accounting for goodwill and other intangible assets by adopting certain provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002) appearing in the Annual Report on Form 10-K of Community Health Systems, Inc. for the year ended December 31, 2003, as amended, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Nashville, Tennessee
July 27, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM